                                                                    EXHIBIT 99.1


[LOGO]

               Harris Interactive FY2004 Revenue Tops $146 Million
                         Annual Operating Income up 76%
            Quarterly Sales Bookings Highest Ever at Over $44 Million

ROCHESTER, NY -- JULY 29, 2004 -- Harris Interactive(R) (Nasdaq:HPOL) released its financial results for the fiscal fourth quarter and for the full fiscal year ended June 30, 2004.

QUARTERLY REVENUE TOPS $41 MILLION
Revenue for the quarter was $41.2 million up 16% from $35.7 million for the same period a year ago and up 16% from $35.4 million for the previous quarter. Revenue for the full fiscal year was $146.0 million up 12% from $130.6 million for fiscal year 2003.

QUARTERLY INTERNET REVENUE GROWS 48% - NOW ACCOUNTS FOR 65% OF WORLDWIDE REVENUE Worldwide Internet revenue for the quarter was $26.8 million, up 48% from $18.1 million for the same period a year ago, and up 23% from $21.7 million for the previous quarter. Internet revenue as a percentage of total revenue was 65% for the quarter, up 14 percentage points from the same period a year ago. For the fiscal year, worldwide Internet revenue was $86.5 million, up 44% versus fiscal 2003. For the year, Internet revenue made up 59% of worldwide revenue, increasing 13 percentage points from 46% of total revenue in fiscal 2003. "We expect strong Internet growth in Europe will help push our worldwide Internet revenue above the 70% mark by the end of fiscal 2005," stated Robert E. Knapp, vice chairman and CEO.

U.S. Internet revenue grew 38% for the year to $81.9 million and now makes up 73% of U.S. revenue.

QUARTERLY OPERATING INCOME UP 148% - FULL YEAR UP 76%
Operating income for the quarter was $6.0 million up 148% from $2.4 million for the same period a year ago. Operating income for the full fiscal year was $13.5 million up 76% from $7.6 million for fiscal 2003. "In the past, the leverage in our model has produced steadily increasing operating margins, and we are confident that margin growth will continue in the future," stated Gregory T. Novak, president and COO of Harris Interactive.

PRE-TAX EPS REACHES $0.10 FOR THE QUARTER, $0.24 FOR THE YEAR
Pre-tax income for the quarter was $6.1 million ($0.10 per share) up 130% from $2.6 million ($0.05 per share) last quarter, and up 140% from $2.5 million ($0.05 per share) for the fourth quarter of fiscal 2003. Pre-tax income for the full fiscal year was $14 million, ($0.24 per share) up 71% from $8.2 million ($0.15 per share) in fiscal year 2003. All EPS figures quoted are on a fully diluted basis.

"We were able to return solid earnings for the year despite a $450,000 charge related to a bad-debt write-off in Japan," explained Bruce Newman, CFO. "We're happy to get that charge behind us and to start the new fiscal year with as little drag as possible."

Pre-tax income per share, a non-GAAP financial measure, is calculated as income before taxes divided by the weighted average diluted shares outstanding, and is reconciled to GAAP net income per share in the attached financial summary.

REPORTED NET INCOME INCLUDES $21 MILLION TAX BENEFIT
Net income for the fiscal fourth quarter was $26.7 million, or $0.46 per fully diluted share. This includes an income tax benefit of $21 million or $0.36 cents per share for the reversal of a valuation allowance against deferred tax assets. Net income for the full fiscal year was $31.8 million or $0.55 per fully diluted share, including the aforementioned tax benefit. In Q4 fiscal 2003, the Company also booked a $3.0 million, or $0.05 per share partial reversal of its valuation allowance against deferred tax assets, which created fully diluted per share earnings of $0.20 for fiscal year 2003.



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"Even though GAAP required us to reverse the entire valuation allowance, our $75 million in net operating loss carryforwards will minimize the cash income taxes we pay for a number of years," explained Bruce A. Newman, CFO of Harris Interactive.

QUARTERLY SALES BOOKINGS REMAIN STRONG
Sales bookings for the fourth quarter reached $44.5 million, up 19% over the same period a year ago and up 9% from last quarter. "Our quarterly sales set a third consecutive record; proving once again that our sales team is extraordinary," said Knapp.

HEAD OF WORLDWIDE SALES HIRED
The Company also announced that Michael E. Peters will join Harris Interactive on August 2nd in the new position of senior vice president, global sales. Peters has over twenty years of consultative sales and marketing experience in technology and professional consulting organizations. He was a former partner at PricewaterhouseCoopers Consulting where he managed the 350 sales and marketing consultants of that $3.7 billion business. "Mike will help us maintain our momentum, pursue high growth categories and hone our strategy as we reach across more industries and broader geographies. He's a total pro who drives structure and growth and we are thrilled to have him," said Novak.

CASH
Cash and marketable securities as of June 30, 2004 were $56.6 million, up $4.7 million or 9% from $51.8 million reported at the end of the third quarter. The Company remains essentially debt-free.

Q1 AND FISCAL YEAR 2005 GUIDANCE
Commenting on Q1 and fiscal year 2005, Knapp stated, "We believe that our sales momentum will continue, especially in Europe, which should produce revenue for the first fiscal quarter, typically the slowest of our year, of between $37 and $39 million, pre-tax earnings of between $0.04 and $0.06 per share and net earnings of between $0.03 and $0.04 per fully diluted share. We remain comfortable with our earlier fiscal year 2005 guidance for revenue of between $170 and $175 million, which should produce pre-tax earnings of between $0.31 and $0.34 per share and net earnings of between $0.20 and $0.22 per fully diluted share."

Pre-tax earnings per share is calculated as income before taxes divided by the weighted average diluted shares currently outstanding.

CONFERENCE CALL AND WEBCAST ACCESS INFORMATION
The Company has scheduled a conference call to discuss these results for later this morning, Thursday, July 29, 2004 at 8:00 a.m. ET. Robert E. Knapp, vice chairman and CEO will host the teleconference. Formal remarks will be followed by a question and answer session.

To access the conference call, please dial toll-free (800) 967-7141 in the United States and Canada, or (719) 457-2630 internationally by 7:45 a.m. ET on July 29 - please reference "Harris Interactive." A live webcast of the conference call will also be accessible via the Company's website at www.harrisinteractive.com, and an archived version of the webcast will be available for 30 days following the call under the heading "Webcasts" in the "Investor Relations" section of the Company's website.

This media release will also be available prior to the call at our website: www.harrisinteractive.com/news.

        Please see attached schedules for detailed financial information.

                                       ###



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ABOUT HARRIS INTERACTIVE(R)
Harris Interactive (www.harrisinteractive.com) is a worldwide market research and consulting firm best known for The Harris Poll(R), and for pioneering the Internet method to conduct scientifically accurate market research. Headquartered in Rochester, New York, Harris Interactive combines proprietary methodologies and technology with expertise in predictive, custom and strategic research. The Company conducts international research from its U.S. offices and through wholly owned subsidiaries--London-based HI Europe (www.hieurope.com), Paris-based Novatris and Tokyo-based Harris Interactive Japan--as well as through the Harris Interactive Global Network of independent market- and opinion-research firms. EOE M/F/D/V

To become a member of the Harris Poll Online(SM) and be invited to participate in future online surveys, visit www.harrispollonline.com.

CONTACT:
Dan Hucko
SVP, Corporate Communications & Investor Relations
Harris Interactive

585-214-7470

Safe Harbor Statement
This media release includes statements that may constitute forward-looking information. We caution you that these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed. Additional detailed information concerning a number of factors that could cause actual results to differ is readily available in the "Risk Factors" section of the most recent Annual Report on form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.




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                             Harris Interactive Inc.
                           Consolidated Balance Sheets
                                 (In Thousands)


                                                        JUNE 30,     JUNE 30,
                                                          2004         2003
                                                        --------     --------

                                     ASSETS

Current assets:
   Cash and cash equivalents                            $ 20,656     $ 20,391
   Marketable securities                                  35,908       18,693
   Accounts receivable, net                               23,876       20,821
   Costs and estimated earnings in excess
      of billings on uncompleted contracts                 5,885        3,776
   Other current assets                                    4,227        3,690
   Deferred tax assets, net                                6,340          127
                                                        --------     --------
         Total current assets                             96,892       67,498

Property, plant and equipment, net                         6,261        7,806
Goodwill                                                  63,906       63,259
Other intangibles, net                                     2,745          730
Deferred tax assets, net                                  25,383        3,904
Other assets                                               1,937        2,045
                                                        --------     --------
         Total assets                                   $197,124     $145,242
                                                        ========     ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                        7,638        6,752
   Accrued expenses                                       11,570        9,050
   Billings in excess of costs and estimated
      earnings on uncompleted contracts                   10,756       10,375
                                                        --------     --------
         Total current liabilities                        29,964       26,177

Deferred tax liabilities                                     792           --
Other long-term liabilities                                  879          576

         Total stockholders' equity                      165,489      118,489
                                                        --------     --------
         Total liabilities and stockholders' equity     $197,124     $145,242
                                                        ========     ========


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                             Harris Interactive Inc.
                      Consolidated Statements of Operations
                 (In Thousands, except share and per share data)


                                                    (Unaudited)
                                                Three months ended                   Twelve months ended
                                                    June 30,                               June 30,
                                          -------------------------------       -------------------------------
                                              2004               2003               2004               2003
                                          ------------       ------------       ------------       ------------
Revenue from services                     $     41,211       $     35,674       $    146,032       $    130,551
Cost of services                                18,094             17,215             70,301             66,852
                                          ------------       ------------       ------------       ------------
  GROSS PROFIT                                  23,117             18,459             75,731             63,699
                                                    56%                52%                52%                49%
Operating expenses:
  Sales and marketing expenses                   3,447              3,055             12,041              9,542
  General and administrative expenses           12,301             11,854             45,369             41,831
  Depreciation and amortization                  1,406              1,476              4,862              5,676
  Restructuring credits                             --               (335)                --               (997)
                                          ------------       ------------       ------------       ------------
  TOTAL OPERATING EXPENSES                      17,154             16,050             62,272             56,052
                                          ------------       ------------       ------------       ------------
Operating income                                 5,963              2,409             13,459              7,647

Interest and other income, net                      94                119                495                506
                                          ------------       ------------       ------------       ------------
Income before income taxes                       6,057              2,528             13,954              8,153
Income tax benefit                             (20,602)            (2,954)           (17,822)            (2,954)
                                          ------------       ------------       ------------       ------------
NET INCOME                                      26,659              5,482             31,776             11,107

Basic net income per share                $       0.47       $       0.10       $       0.57       $       0.21
Diluted net income per share              $       0.46       $       0.10       $       0.55       $       0.20

Weighted average shares outstanding -
    Basic                                   56,937,682         53,899,564         56,099,330         52,983,689
    Diluted                                 58,281,834         56,301,406         57,444,785         54,638,596


Calculation of diluted Pre-tax income
   per share:                                  Three months ended                   Twelve months ended
                                                      June 30,                            June 30,
                                              2004               2003               2004               2003
                                          ------------       ------------       ------------       ------------
  Net income per share                    $       0.46       $       0.10       $       0.55       $       0.20
  Plus: Income tax expense (benefit)
    per share                             $      (0.36)      $      (0.05)      $      (0.31)      $      (0.05)

                                          ------------       ------------       ------------       ------------
    PRE-TAX INCOME PER SHARE              $       0.10       $       0.05       $       0.24       $       0.15


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